Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Shore Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	Other	698,427 (2)	$11.91	$8,318,265.57	0.00011020	$916.67
Total Offering Amounts					$8,318,265.57		$916.67
Total Fee Offsets							—
Net Fee Due							$916.67

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”) of Shore Bancshares, Inc. (“SHBI” or the “Registrant”) which may become issuable under the plan listed in footnote 2 below by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without consideration which results in the increase in the number of outstanding shares of Common Stock.

(2)	Represents (i) 94,751 shares of Common Stock issuable upon the exercise or vesting, as applicable, of equity awards issued pursuant to The Community Financial Corporation 2015 Equity Compensation Plan (the “TCFC 2015 Plan”), which equity awards were converted into equity awards in respect of Common Stock pursuant to that certain Agreement and Plan of Merger, dated as of December 14, 2022, by and between the Registrant and The Community Financial Corporation, a Maryland corporation and (ii) 603,676 shares of Common Stock under the TCFC 2015 Plan, representing shares available for grant under TCFC 2015 Plan that are being assumed by the Registrant pursuant to Section 5635 of The Nasdaq Stock Market LLC Rules.

(3)	Estimated solely for purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the reported average of the high and low prices of Common Stock as reported on the Nasdaq Global Select Market on June 29, 2023.